EXHIBIT 21.1

Lennox International Inc. Subsidiaries
as of December 31, 2004

Name	Ownership	Jurisdiction of Inc.

Lennox Industries Inc.	100%	Iowa
SEE ANNEX A

Heatcraft Inc.	100%	Mississippi
Bohn de Mexico S.A. de C.V.	50%	Mexico
Frigus-Bohn S.A. de C.V.	50%	Mexico
LGL de Mexico, S.A. de C.V.	1%	Mexico
Lennox Participacoes Ltda.	1%	Brazil
Frigo-Bohn do Brasil Ltda.	99%	Brazil
Heatcraft do Brasil Ltda.	100%	Brazil
Advanced Distributor Products LLC	100%	Delaware
Heatcraft Refrigeration Products LLC	100%	Delaware
Advanced Heat Transfer LLC	50%	Delaware
Outokumpu Heatcraft USA LLC	45%	Delaware
Outokumpu Livernois Engineering LLC	100%	Delaware
Outokumpu Heatcraft de Mexico, S. De R.L. de C.V.	0.04%	Mexico
Outokumpu Heatcraft de Mexico, S. De R.L. de C.V.	99.96%	Mexico
LPAC Corp.	5%	Delaware

Armstrong Air Conditioning Inc.	100%	Ohio
JKS Co.	100%	Nebraska
Armstrong Distributors Inc.	100%	Delaware
LPAC Corp.	5%	Delaware
LPAC Corp. II	5%	Delaware

Heatcraft Technologies Inc.	100%	Delaware
Alliance Compressor LLC	24.5%	Delaware
LPAC Corp.	80%	Delaware
LPAC Corp. II	85%	Delaware

Excel Comfort Systems Inc.	100%	Delaware
LPAC Corp. II	5%	Delaware

Allied Air Enterprises Inc.	100%	Delaware

Service Experts Inc.	100%	Delaware
SEE ANNEX B
Service Experts Alliance LLC	100%	Delaware
SEE ANNEX C
GM Development Center LLC	100%	Delaware
Lennox Inc.	100%	Canada
Lennox Canada Inc.	100%	Canada
SEE ANNEX D

Lennox Global Ltd.	100%	Delaware
SEE ANNEX E

Lennox Procurement Company Inc.	100%	Delaware

Lake Park Insurance, Ltd.	100%	Bermuda

ANNEX A
TO
EXHIBIT 21.1

Lennox Industries Inc. Subsidiaries

Name	Ownership	Jurisdiction of Inc.

Lennox Industries (Canada) Ltd.	100%	Canada

LHP Holdings Inc.	100%	Delaware
Lennox Hearth Products Inc.	100%	California
Marcomp Inc.	100%	California
LPAC Corp. II	5%	Delaware
Cheminées Sécurité International Ltée	100%	Canada
Security Chimneys UK Limited	100%	UK
Security Chimneys International USA Ltd.	100%	Delaware

Products Acceptance Corporation	100%	Iowa

Lennox Manufacturing Inc.	100%	Delaware

LPAC Corp.	10%	Delaware

Lennox Finance (No. 1) Limited Partnership	88.9%	Canada
Lennox Finance (No. 2) Limited Partnership	90%	Canada

Lennox Finance (US) Inc.	100%	Delaware
Lennox Finance (No. 1) Limited Partnership	11.1%	Canada
Lennox Finance (No. 2) Limited Partnership	10%	Canada

ANNEX B
TO
EXHIBIT 21.1

Service Experts Inc. Subsidiaries

The following are all organized in the state indicated and owned 100% by Service Experts Inc., unless otherwise noted:

A. Frank Woods and Sons LLC — Virginia
AC/DAC, LLC — Tennessee
Air Experts LLC — Georgia
Air Experts LLC — Ohio
Aire-Tech LLC — Ohio
Allbritten Plumbing, Heating and Air Conditioning Service, Inc. — Tennessee
Andros Refrigeration LLC — Arizona
Arrow Heating & Air Conditioning, Inc. — Wisconsin
Artic Aire of Chico, Inc. — California
Atmostemp LLC — New Jersey
Austin Brothers LLC — Tennessee
Barlow Heating and Air Conditioning LLC — Delaware
Becht Heating & Cooling LLC — Delaware
Ben Peer Heating LLC — New York
Berkshire Air Conditioning LLC — Tennessee
Broad Ripple Heating & Air Conditioning LLC — Delaware
C. Iapaluccio Company LLC — Connecticut
Calverley Air Conditioning & Heating LLC — Delaware
Chief/Bauer Heating & Air Conditioning LLC — Delaware
Climate Control LLC — Alabama
Climate Design Heating and Air Conditioning LLC — Delaware
Climate Design Systems LLC — Delaware
Climate Masters Service LLC — Colorado
Coastal Air Conditioning Service LLC — Georgia
Comfort Masters Heating & Cooling LLC — Delaware
Comfort Tech Cooling & Heating LLC — Tennessee
Comfortech LLC — Tennessee
Cook Heating & Air Conditioning LLC — Michigan
Cook Heating and Air Conditioning LLC — Delaware
Cool Breeze LLC — Ohio
D.A. Bennett LLC — New York
Dial One Raymond Plumbing, Heating & Cooling, Inc. — Tennessee
DiMarco Mechanical LLC — Ohio
Dodge Heating & Air Conditioning LLC — Georgia
Doler Plumbing & Heating LLC — Delaware

ANNEX B
TO
EXHIBIT 21.1

Service Experts Inc. Subsidiaries (cont’d.)

Economy Heating & Air Conditioning LLC — Pennsylvania
Epperson LLC — South Carolina
Eveready LLC — Virginia
Falso Service Experts LLC — New York
Fras-Air Contracting LLC* — New Jersey
Freschi Air Systems, Inc. — Tennessee
General Conditioning LLC* — New Jersey
Golden Seal Heating & Air Conditioning LLC — Delaware
Gordon’s Specialty Company LLC — Oklahoma
Gregory’s Plumbing Co. LLC — Oklahoma
H.S. Stevenson & Sons LLC — Ohio
Holmes Sales & Service LLC — Iowa
Industrial Building Services LLC — Delaware
International Service Leadership Inc. — Delaware
Jack Nelson Co. LLC — Oklahoma
Klawinski LLC — Delaware
Knochelmann Plumbing, Heating & Air LLC — Kentucky
Kruger’s Heating & Air Conditioning LLC — Delaware
Lake Arbor Heating LLC — Colorado
Mathews Heating & Air Conditioning LLC — Tennessee
Matz Heating & Air Conditioning LLC — New York
McPhee Service Experts, Inc. — Colorado
Metro-Tech Service Co. — Delaware
Midland Heating and Air Conditioning LLC — South Carolina
Miller Refrigeration, A/C, & Htg. Co. — North Carolina
Neal Harris Heating, Air Conditioning & Plumbing LLC — Missouri
Norrell Heating and Air Conditioning LLC — Alabama
Pardee Refrigeration LLC — South Carolina
Parker-Pearce Service Experts LLC — Maryland
Parrott Mechanical, Inc. — Idaho
Peachtree Service Experts LLC — Georgia
Peitz Heating and Cooling LLC — South Dakota
R&M Climate Control LLC — Tennessee
Roland J. Down LLC — New York
Rolf Griffin Heating & Air Conditioning LLC — Delaware
Ryan Heating LLC — Missouri

ANNEX B
TO
EXHIBIT 21.1

Service Experts Inc. Subsidiaries (cont’d.)

San Antonio Air Conditioning LLC — Delaware
Sanders Indoor Comfort LLC — South Carolina
Sanders Service Experts, Inc. — Tennessee
Sedgwick Heating & Air Conditioning LLC — Minnesota
SEITN GP, Inc. — Tennessee
Service Experts DFW LLC — Tennessee
Service Experts of Denver LLC — Colorado
Service Experts of Imperial Valley, Inc. — California
Service Experts of Indiana LLC — Tennessee
Service Experts of Memphis LLC — Tennessee
Service Experts of Northeast Louisiana LLC — Louisiana
Service Experts of Northwest Louisiana LLC — Louisiana
Service Experts of Orange — California
Service Experts of Salt Lake City LLC — Tennessee
Service Experts of the Bay Area, Inc. — California
Service Experts of the Berkshires LLC — Delaware
Service Experts of the Triangle LLC — North Carolina
Service Experts of Utah LLC — Delaware
Service Experts of Washington LLC — Delaware
Service Experts, LLC — Florida
Service Now, Inc. — California
Steel City Heating & Air LLC — Alabama
Strand Brothers LLC — Tennessee
Strogen’s HVAC LLC — New Hampshire
Sunbeam Service Experts LLC — New York
Sunset Service Experts LLC — New York
Sylvester’s LLC — Tennessee
Teays Valley Heating and Cooling LLC — West Virginia
The McElroy Service Co. LLC — Nebraska
TML LLC — Idaho
Valentine Heating & Air Conditioning LLC — Georgia
Wesley G. Wood LLC — Pennsylvania

*	10% membership interest owned by class B member/employee as bona fide company representative for state licensing purposes.

ANNEX C
TO
EXHIBIT 21.1

Service Experts Alliance LLC Subsidiaries

The following are all organized in the state indicated and owned 100% by Service Experts Alliance LLC, unless otherwise noted:

Alliance Mechanical Heating and Air Conditioning, Inc. — California
C. Woods Company LLC — Delaware
Greenwood Heating & A/C LLC — Washington
Jebco Heating & Air Conditioning LLC — Colorado
Kozon LLC — Tennessee
Lee Voisard Plumbing & Heating LLC — Ohio
Service Experts of Northeast Ohio LLC — Ohio

ANNEX D
TO
EXHIBIT 21.1

Lennox Canada Inc. Subsidiaries

The following are all organized in Canada and owned 100% by Lennox Canada Inc.:

Arpi’s Industries Canada Ltd.
Bradley Air Conditioning Limited
Bryant Heating & Cooling Co. Ltd.
Bryant Newco Inc.
Dearie Contracting Inc.
Dearie Contracting Ottawa Inc.
Dearie Martino Contractors Ltd.
Dearie Galbraith Fireplaces Inc.
Gaia Enterprises Inc.
Overland R.N.C. Inc.

ANNEX E
TO
EXHIBIT 21.1

Lennox Global Ltd. Subsidiaries

Name	Ownership	Jurisdiction of Inc.

Heatcraft Refrigeration Asia Pte Ltd.	100%	Rep. of Singapore
Lennox Global (Wuxi) Co. Ltd.	100%	China
Heatcraft Cooling Technology (Wuxi) Co., Ltd.	100%	China

LGL Europe Holding Co.	100%	Delaware
SEE ANNEX F

UK Industries, Inc.	100%	Delaware

LGL de Mexico, S.A. de C.V.	99%	Mexico

Lennox Participacoes Ltda.	99%	Brazil

Frigo-Bohn do Brasil Ltda.	1%	Brazil

Strong LGL Dominicana, S.A.	100%	Dominican Republic

LGL Belgium S.P.R.L.	0.4%	Belgium

LGL Australia (US) Inc.	100%	Delaware
SEE ANNEX G

ANNEX F
TO
EXHIBIT 21.1

LGL Europe Holding Co. Subsidiaries

Name	Ownership	Jurisdiction of Inc.
LGL Holland B.V.	100%	Netherlands

Ets. Brancher S.A.S.	100%	France
LGL France S.A.S.	100%	France
LGL Refrigeration UK Ltd.	100%	United Kingdom
Hyfra Ind. GmbH	0.1%	Germany
Lennox France S.A.S.	100%	France
Lennox Refac, S.A.	0.1%	Spain

LGL Germany GmbH	100%	Germany
LGL Deutschland GmbH	100%	Germany
Hyfra Ind. GmbH	99.9%	Germany
Lennox Deutschland GmbH	100%	Germany

Lennox Global Spain S.L.	100%	Spain
LGL Refrigeration Spain S.A.	100%	Spain
Aldo Marine	100%	Spain
Lennox Refac, S.A.	99.9%	Spain
Redi sur Andalucia	70%	Spain
Lennox Climatizacao Lda	100%	Portugal

LGL Refrigeration Italia s.r.l.	99%	Italy

LGL Polska Spzoo	100%	Poland

LGL Belgium S.P.R.L.	99.6%	Belgium

Lennox Benelux B.V.	100%	Netherlands
Lennox Benelux N.V.	100%	Belgium
Lennox Zao	1%	Russia

HCF Lennox Ltd.	100%	United Kingdom
Lennox Industries Limited (UK)	100%	United Kingdom
Environheat Limited	100%	United Kingdom

Lennox Janka a.s.	100%	Czech Republic
Janka Slovensko S.R.O.	100%	Slovak Republic
Ecoclima	15%	Czech Republic

Outokumpu Heatcraft BV	45%	Netherlands
Outokumpu Heatcraft France SAS	100%	France
Outokumpu Heatcraft Italia s.r.l.	20%	Italy
Outokumpu Heatcraft Czech S.R.O.	0.01%	Czech Republic
Outokumpu Heatcraft Italia s.r.l.	80%	Italy
Outokumpu Heatcraft Czech S.R.O.	99.99%	Czech Republic
Outokumpu Heatcraft Trading (Shanghai) Limited	100%	China
Outokumpu Heatcraft Heat Exchanger (Zhongshan) Limited	100%	China

Lennox Zao	99%	Russia

Lennox Airconditioning Ireland Limited	100%	Ireland

ANNEX G
TO
EXHIBIT 21.1

LGL AUSTRALIA (US) INC. Subsidiaries

Name	Ownership	Jurisdiction of Inc.

LGL Co Pty Ltd	100%	Australia
LGL Australia Investment Pty Ltd	100%	Australia
LGL Australia Finance Pty Ltd	10%	Australia
LGL Australia Finance Pty Ltd	90%	Australia
LGL Australia Holdings Pty Ltd	100%	Australia
Lennox Australia Pty Ltd.	100%	Australia
LGL (Australia) Pty Ltd	100%	Australia
LGL Refrigeration Pty Ltd	100%	Australia
Kirby Engineering Pty Ltd	100%	Australia
Heatcraft Australia Pty Ltd	100%	Australia
Kirby Refrigeration Pty Ltd (Albury)	75%	Australia
Kirby Refrigeration Pty Ltd (Sunshine Coast)	75%	Australia
Kirby Refrigeration (Geelong) Pty Ltd	75%	Australia
Kirby Refrigeration Pty Ltd (Gold Coast)	100%	Australia
Kirby Refrigeration Pty Ltd (Tasmania)	75%	Australia
Kirby Refrigeration Pty Ltd (Hobart)	100%	Australia
Refrigeration & Heating Wholesale Pty Ltd (Vic)	100%	Australia
Refrigeration & Heating Wholesale Pty Ltd (SA)	100%	Australia
R&H Wholesale Pty Ltd	100%	Australia
Kirby Refrigeration Pty Ltd. (NT)	100%	Australia
Kirby Tubes & Contract Coils Pty Ltd	100%	Australia
Kirby Sheet Metal Pty Ltd	100%	Australia
Kirby Central Warehouse Pty Ltd.	100%	Australia
Kulthorn Kirby Public Company Limited	20%	Australia
Kulthorn Control Company Limited	70%	Australia
Thai Sintered Products Co. Limited	44.4%	Thailand
Thai Compressor Manufacturing Co. Limited	25.5%	Thailand
Kulthorn Kirby Foundry Co. Limited	100%	Australia
J.N.K. Pty Limited	100%	Australia
P.R.L. Pty Limited	100%	Australia
JNK Draughting Pty Limited	100%	Australia
P.R.L Sales Pty Limited	100%	Australia
Air Safe Pty Limited	100%	Australia
Heatcraft New Zealand Limited	100%	New Zealand